Exhibit 4.2

SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), OR ANY STATE OR PROVINCIAL SECURITIES ACTS AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE ACTS. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE 1933 ACT, STATE OR PROVINCIAL SECURITIES ACT OR ARE EXEMPT FROM SUCH REGISTRATION. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE OR PROVINCIAL SECURITIES ADMINISTRATION OR REGULATORY AUTHORITY.

NORTHTECH CORPORATION
CLASS "A" PREFERRED SHARES SUBSCRIPTION AGREEMENT
INSTRUCTIONS: To properly complete this Agreement you must:
  Complete this page and page 2 and sign the Canadian Certificate of Accredited Investor attached as Schedule B and Risk Acknowledgement attached as Schedule C. The purpose of the Schedule B Certificate is to determine whether you meet the standards for participation in a private placement under British Columbia securities laws where the company currently resides; and
  If you are resident in the United States or a United States citizen, complete Schedule A, Certification of U.S. Purchaser. The purpose of the Certification is to determine whether you meet the standards for participation in a private placement under Rule 506 of Regulation D promulgated by the Securities and Exchange Commission; or
  If you are Non-United States resident, complete Schedule D, Certification of Non-U.S. Purchaser.
  All Purchasers should also complete the Registration Rights Agreement forwarded with this Agreement.

TO: NORTHTECH CORPORATION (the "Corporation")
       1917 West 4th Avenue, Suite 421, Vancouver, BC V6J 1M7

The undersigned (hereinafter referred to as the "Purchaser") hereby irrevocably subscribes for and agree to purchase from the Corporation the number of shares of Class "A" Preferred Stock of the Corporation (the "Shares" or "Securities") set forth below for the total consideration set forth below (the "Purchase Price"), representing a subscription price of US $ 0.90 (as hereinafter defined) per Share, upon and subject to the terms and conditions (including adjustment), and hereby covenants, represents and warrants as set forth in "Terms and Conditions of Subscription of Shares of NorthTech Corporation" dated for reference October 20, 2006 attached hereto and expressly incorporated herein.

EXECUTED by the Purchaser this _______ day of October, 2006.
WITNESS:

_________________________________________
Signature of witness

_________________________________________
Name of witness

_________________________________________
Address of witness

_________________________________________

ACCEPTED this _______ day of __________, 2006.

NORTHTECH CORPORATION

Per:

_________________________________________
Authorized signatory

EXECUTION BY PURCHASER:

X _______________________________________
Signature of individual or Authorized Signatory

_________________________________________
Name of Purchaser (please print)

_________________________________________
Name of authorized signatory (please print)

_________________________________________
Address of Purchaser (residence if an individual)

_________________________________________
Telephone Number

_________________________________________
E-Mail Address

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SUBSCRIPTION INFORMATION Number of Shares: _________________________ Purchase Price US$: _____________________	REGISTRATION INSTRUCTIONS:

________________________________________
Name to appear on certificate

________________________________________
Account reference, if applicable

________________________________________
Address

________________________________________

NON-PRINCIPAL INFORMATION

If the Purchaser is signing as an agent for a principal and is not a trust company or an insurer or, in British Columbia a portfolio manager, in either case purchasing as trustee or agent for accounts fully managed by it, complete the following:

_________________________________________
Name of Principal (please print)

_________________________________________
Address of Principal

_________________________________________
Telephone Number

_________________________________________
E-Mail Address

DELIVERY INSTRUCTIONS:

_________________________________________
Name and account reference, if applicable

_________________________________________
Contact name

_________________________________________
Address

_________________________________________
Telephone number

REPRESENTATION OF PURCHASER:
  The Purchaser represents that the number of shares of common stock or securities convertible into shares of common stock of the Corporation presently owned (beneficially, directly or indirectly) by the Purchaser are as follows:

  Shares of common stock: ______________________

  Securities Convertible into shares of common stock: _____________________
  The Purchaser represents that the Purchaser is / is not (circle one) an Insider of the Corporation (as defined in the definition section below).

ACCEPTANCE: The Corporation hereby accepts the above subscription and the Corporation represents and warrants to the Purchaser that the representations, warranties and covenants made by the Corporation in this Agreement are true and correct in all material respects as of this date and that the Purchaser is entitled to rely thereon.

NORTHTECH CORPORATION                       Dated: _________________, 2006
                                                                                   Execution Date

Per:

Cecelia Pineda, President

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OFFERING TERMS
Reference date of this Agreement: October _____, 2006 (the "Subscription Date")

      The Offering:
The Issuer:
Name: NorthTech Corporation (the "Corporation")
Jurisdiction of organization: The Corporation is incorporated under the laws of Nevada.

  Authorized and outstanding capital: The Corporation is in the process of amending its authorized and its issued and outstanding share capital whereby on the date of issuance of the shares of Class "A" preferred stock under this Agreement the Corporation will have:
  400,000,000 shares of common stock with a par value $0.001 per share of which 42,500,000 shares will be issued and outstanding; and just prior to the Closing of the Contribution Agreement, after certain adjustments, 20,000,000 shares will be issued and outstanding; and
  100,000,000 shares of preferred stock with a par value of $0.001 per share of which one class of shares will have been authorized Class "A" Preferred Shares. No preferred shares will be issued and outstanding or contemplated to be issued other than as set out in this Subscription Agreement.

Securities Legislation Applicable to the Corporation or this Offering: The United States Securities Act of 1933, and the Securities Act (British Columbia) together with the regulations and rules made and promulgated thereunder and all administrative policy statements, orders and rulings, notices and other administrative directions issued by the Commissions (as defined below).

Purchased Securities: The "Securities" are Class "A" Preferred Shares of the Corporation. A maximum total of 5,000,000 Class "A" Preferred Shares are being offered (the "Shares" or the "Securities"). There is no minimum number of Shares which needs to be sold in this Offering. These Securities are being offered for cash. The Shares have the rights and restrictions set out in the Certificate of Designation which is attached as Appendix "A".
Price: US $ 0.90 per Share for gross proceeds of US$ 4,500,000 if all 5,000,000 Shares being offered are sold.
Commission: No finder's fee will be paid in cash or in shares of the Corporation in connection with this Offering.
Additional provisions: The Shares will be issued and registered in the name of the purchasers or their nominees.

The issuance of the Shares in the Offering will not restrict or prevent the Corporation from obtaining any other financing, or from issuing additional securities or rights.

Selling Jurisdictions: The Shares may be sold in the United States, British Columbia and in jurisdictions outside of Canada and the United States (the "Selling Jurisdictions") solely in accordance with available exemptions and applicable law.

Exemptions: The Offering will be made in accordance with the following exemptions from the prospectus and registration requirements:
(a) in the United States, Rule 506 of Regulation D promulgated under the U.S. Securities Act of 1933; and
(b) in British Columbia, the "accredited investor" exemption (s. 5.1, National Instrument 45-106) and Regulation S of the U.S. Securities Act of 1933; and
(c) outside of the United States and Canada, Regulation S of the U.S. Securities Act of 1933.

Closing Date Payment for, and delivery of, the Shares is scheduled to occur on or before October 31, 2006 (the "Closing Date") or such other date as determined by the Corporation, in its sole discretion.

Resale restrictions and legends There are substantial restrictions on the transferability of the Shares being offered; the Shares will not be, and investors in the Corporation have no right to require that the Shares be, registered under the Securities Act; there will be no public market for the Shares; and you will not immediately be able to avail yourself of the provisions of Rule 144 adopted by the Securities and Exchange Commission under the Securities Act with respect to resale of the Shares;

The Purchaser acknowledges that the certificates representing the Shares will bear legends in substantially the

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following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS S, RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES UNDER THE 1933 ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE1933 ACT."

And Canadian Residents:

"Unless permitted under securities legislation, the holder of this security must not trade the security before the date that is 4 months and a day after the later of (i) __________ ___, 2007 and (ii) the date the issuer became a reporting issuer in any province or territory."

Use of Proceeds. The Corporation has agreed to enter into a contribution agreement dated October __, 2006 by and among Platinum Research Organization L.P. ("Platinum"), the limited partners of Platinum, the sole stockholder of Platinum's general partner, the Corporation and the Investor Representative (the "Contribution Agreement"). A copy of the Contribution Agreement has been provided with this Subscription Agreement. On closing of the transactions contemplated in the Contribution Agreement the business of Platinum will become the business of the Corporation. Platinum is the developer and owner of several patented processes and technologies relating to a fluorinated thiophosphate and a new technique to react zinc dialkyl dithiophosphate and poly tetra fluroethylene to yield new proprietary compounds which enhances the anti-wear and anti-corrosion capabilities of lubricants and coatings. The funds raised in this private placement will be used to advance the Contribution Agreement and the new business direction of the Corporation on closing the Contribution Agreement.

All funds received in this Offering will be held in trust until the Corporation receives stockholder approval to the Contribution Agreement.

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TERMS AND CONDITIONS OF SUBSCRIPTION FOR SHARES
OF
NORTHTECH CORPORATION

Dated for reference October 20, 2006.

1. DEFINITIONS.

1.1 In the Subscription Agreement (and all schedules and appendixes incorporated by reference), the following words have the following meanings unless otherwise indicated:

  "1933 Act" means the United States Securities Act of 1933, as amended;
  "Applicable Legislation" means the Securities Legislation Applicable to the Corporation (as defined on page 3) and all legislation incorporated in the definition of this term in other parts of the Subscription Agreement, together with the regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by the Commissions;
  "Closing" means the completion of the sale and purchase of the Purchased Securities;
  "Closing Date" has the meaning assigned in the Terms being on or before October 31, 2006 or such other date as determined by the Corporation, in its sole discretion;
  "Commissions" means all securities commissions incorporated in the definition of this term in other parts of the Subscription Agreement and the Securities and Exchange Commission;
  "Corporation" means NorthTech Corporation;
  "Expiry Time" means 4:00 p.m. PST on the date which is two years from the Closing Date;
  "Final Closing" means the last closing under the Private Placement;
  "General Provisions" means those portions of the Subscription Agreement headed "General Provisions" and contained on page 11 to 17;
  "Offering" means up to 5,000,000 Shares to raise an aggregate total of US$ 4,500,000 in cash.
  "Private Placement" means the offering of the Purchased Securities on the terms and conditions of this Subscription Agreement;
  "Purchased Securities" has the meaning assigned in the Terms;
  "Purchasers" means the purchasers of the Shares.
  "Regulation S" means Regulation S promulgated under the 1933 Act;
  "Regulatory Authorities" means the Commissions;
  "Securities" means the shares of Class "A" preferred stock of the Corporation to be issued in this Offering;
  "Securities Commissions" means collectively the British Columbia Securities Commission and the US Federal Securities Commission;

    r.    "Shares" or "Securities" means the shares of Class "A" Preferred Stock of the Corporation and the underlying shares of Common Stock of the Corporation issuable on conversion of the Class "A" Preferred Stock in the capital of the Corporation;

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  "Subscription Agreement" means the first (cover) page, the Offering Terms on page 2, the General Provisions on pages 11 to 17 and the other schedules and appendixes incorporated by reference; and
  "Terms" means those portions of the Subscription Agreement headed "Offering Terms" and contained on page 2.
  "US" means the United States of America;
  "US Person" means a US person as that term is defined in Regulation S under the 1933 Act;

1.2 In the Subscription Agreement, the following terms have the meanings defined in Regulation S: "U.S. Person" and "United States".

1.3 In the Subscription Agreement, unless otherwise specified, currencies are indicated with the ISO 4217 currency code so that, as examples, Canadian dollars are indicated with the prefix "CAD" and United States dollars are indicated with the prefix "US $".

1.4 In the Subscription Agreement, other words and phrases that are capitalized have the meaning assigned in the Subscription Agreement.

2. TERMS OF OFFER.

2.1 The Shares will be sold by private placement pursuant to available exemptions from securities legislation in British Columbia and other applicable jurisdictions outside of United States and Canada. The Shares may be sold in the United States pursuant to the exemption from registration requirements of the 1933 Act provided by Rule 506 of Regulation D of the 1933 Act. The Shares may be sold in outside the United States pursuant to the exemption from registration requirements of the 1933 Act provided by Regulation S of the 1933 Act. By its acceptance of this offer, the Corporation covenants, agrees and confirms that the Purchaser will have the benefit of all of the representations, warranties, covenants, agreements, terms and conditions set forth in this Subscription Agreement.

2.2 The Purchaser acknowledges that:

  The Offering will be used to provide additional working capital financing for the Corporation of up to US$ 4,500,000;
  There is no minimum subscription;
  This Subscription is irrevocable by the Purchaser and may be rejected by the Corporation in whole or in part; and
  There are legal and contractual restrictions on the Purchasers ability to resell or otherwise dispose of the Shares and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them;

3. SHARES.

A total of 5,000,000 shares of Class "A" Preferred Stock of the Corporation (the "Shares") are being sold at a price of US$ 0.90 per share to raise an aggregate total of US$ 4,500,000 in cash and or settlement of debt if all Shares are sold.

4. PREFERRED SHARE RIGHTS.

The shares of Class "A" Preferred Stock carry the rights set forth on Appendix "A" attached to this Subscription Agreement.

5. OTHER PROVISIONS. The Corporation covenants that:

    the distribution to the Purchaser is made by the Corporation in a security of its own issue;

                                                                                                                                                                                                                                                                                                                                                                                                                           6

    the Corporation, at the date of distribution to the Purchaser, will have filed all documents that it is required to file under the continuous disclosure provisions of the Securities Laws, including annual and interim financial information, press releases disclosing material changes, and material change reports;
    the Corporation will place the legend required by the 1933 Act and British Columbia adopted National Instrument 45-106 ("Regulation 45-106") where applicable and any other required legends on the certificates representing the Shares; and
    the Corporation is not a "reporting issuer" under section 12 of the US Securities Exchange Act of 1934. The Corporation is not a "reporting issuer" in British Columbia or any other jurisdiction in Canada.

6. PAYMENT AND DELIVERY. The Purchaser hereby unconditionally subscribes for and agrees to purchase the number of Shares subscribed for on the face page of this Subscription Agreement at the subscription price therein. The Purchaser shall deliver to the Corporation concurrently with the execution of this Agreement (i) a completed and originally executed copy of, if applicable, the Certificate of US Purchasers (Schedule A - US Subscribers Only), (ii) the Certification of Canadian Accredited Investors (Schedule B); (iii) the Risk Acknowledgement (Schedule C - Canadian Subscribers only), (iii) a completed and originally executed copy of, if applicable, the Certificate of US Purchasers (Schedule D - Non-US Subscribers Only), and (iv) such information, additional undertakings, questionnaires and other documents as the Corporation may request in connection with the issue and sale of the Shares. The Purchaser shall deliver at Closing the total purchase price for the Shares by way of certified cheque or bank draft made payable to the Corporation. The Purchaser acknowledges and agrees that such undertakings, questionnaires and other documents, when executed and delivered by the Purchaser, will form part of and will be incorporated into this Subscription Agreement with the same effect as if each constituted a representation, warranty or covenant of the Purchaser hereunder in favour of the Corporation. The Purchaser consents to the filing of such undertakings, questionnaires and other documents as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby.

7. ACCEPTANCE OR REJECTION OR ALLOTMENT. The Corporation will have the right in its sole discretion to accept or reject this offer at any time at or prior to the Closing. The Purchaser acknowledges and agrees that the acceptance of this offer may be subject to the discretion of any other regulatory body having jurisdiction with respect to the Corporation, and will be conditional on the allotment and the sale of the Shares to the Purchaser being exempt from any prospectus requirements of all applicable securities legislation or, as applicable, from registration requirements of the 1933 Act and any applicable Provincial or State securities laws. The Corporation will be deemed to have accepted this offer upon delivery at the Closing of the certificates representing the Purchaser's Shares. If the certificates representing the Purchaser's Shares have not been delivered to the Purchaser on or before December 31, 2006, then this Agreement shall terminate and all subscription funds advanced to the Corporation hereunder will be paid forthwith to the Purchaser.

8. PURCHASER'S REPRESENTATIONS AND WARRANTIES. The Purchaser acknowledges that the following representations and warranties by it are given with the intention that they will be relied upon by the Corporation and its counsel in determining its eligibility or, if applicable, the eligibility of others on whose behalf it is contracting hereunder to purchase the Shares under applicable securities legislation. The Purchaser represents and warrants to the Corporation and its counsel, that its representation and warranties are true as of the date of this offer and will be true as of the date of this Subscription Agreement and agrees that by accepting delivery of the Shares it shall be representing and warranting as of the Closing Date, that:
    British Columbia Accredited Investors. If the Purchaser is a resident of, incorporated under or otherwise subject to the laws of British Columbia the purchaser represents that the Purchaser is an "accredited investor" as that term is defined in National Instrument 45-106 and is purchasing the Shares as principal, the Purchaser has completed and executed a Canadian Certificate of Accredited Investor attached hereto as Schedule B and hereby confirms the truth and accuracy of all statements made therein by the Purchaser and that all such statements will be true and accurate at the Closing Date; or

              b.   Distribution Outside United States. The Purchaser, or any beneficial purchaser for whom it is acting, will comply with the requirements of all applicable securities legislation in United States, will provide such evidence of compliance with all such matters the Corporation may request, and in connection with the purchase of the

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                A. certifies to the Corporation that it is not a resident of United States;

                B. acknowledges to the Corporation that it is aware that:

    no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;
    there is no government or other insurance covering the Shares;
    there are risks associated with the purchase of the Shares;
    the Corporation has advised the Purchaser that the Corporation is relying on an exemption from the requirements to provide the Purchaser with a prospectus and to sell securities through a person registered to sell securities under the securities legislation and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the securities legislation, including statutory rights of rescission or damages, will not be available to the Purchaser;
    the certificates to be delivered to the Purchaser representing the Shares purchased by the Purchaser will be in compliance with the applicable laws of such jurisdiction and contain a legend stating that the Shares are subject to resale restrictions; and
    the Purchaser acknowledges that the Shares have not been registered under the 1933 Act or the securities laws of any State of the United States or Province in Canada and the Corporation does not intend to register any of the Shares under the 1933 Act, or the securities laws of any State of the United States or Province in Canada and have no obligation to do so. The Shares may not be offered or sold in the United States unless registered in accordance with United States federal securities laws and all applicable State securities laws or exemptions from such requirements are available. The Purchaser acknowledges that the Corporation will not register any transfer of any of the Shares not made in accordance with Regulation S of the 1933 Act or pursuant to an available exemption from registration; and
    US Persons. If the Purchaser is a US Person, then either:

    A. The Purchaser is purchasing the Shares in an "offshore transaction" as defined in, and pursuant to, Regulation S on the basis that the Purchaser was not offered the Shares in the US and did not execute or deliver this Agreement in the US;

    or

    B. The Purchaser is a US Person who is an "accredited investor" as defined in Rule 501 of Regulation D of the 1933 Act.

    In either case, the Purchaser has duly completed, executed and delivered to the Corporation Schedule A to this Agreement (Certificate of US Purchaser) and represents, warrants and covenants to the Corporation the accuracy of all matters set out therein;

    Non-US Persons. If the Purchaser is not a US Person, then:

                          A. the Purchaser is not purchasing the Shares for the account or benefit of a US
                               Person;

                          B. was not offered the Shares in the US; and

                          C. did not execute or deliver this Agreement in the US;

                         The Purchaser has duly completed, executed and delivered to the Corporation Schedule D to this Agreement (Certificate of Non-US Purchaser) and represents, warrants and covenants to the Corporation the accuracy of all matters set out therein;

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  US Securities Laws. Each Purchaser acknowledges that that the Shares have not been registered under the 1933 Act or the securities laws of any State in the US and that the Corporation does not intend to register any of the Shares under the 1933 Act, or the securities laws of any State in the US and has no obligation to do so. The Corporation will however, register the underlying shares of Common Stock of the Corporation as required under the registration rights agreement entered into by the Corporation and each Purchaser under this Subscription Agreement. The Shares may not be offered or sold in the US unless registered in accordance with US federal securities laws and all applicable State securities laws or exemptions from such requirements are available. The Purchaser acknowledges that the Corporation will not register any transfer of any of the Shares not made in accordance with Regulation S of the 1933 Act or pursuant to an available exemption from registration.

  Authorization and Effectiveness. If the Purchaser is a corporation, the Purchaser is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this offer and to observe and perform the covenants and obligations hereunder and has taken all necessary corporate action in respect thereof, if the Purchaser is a partnership, syndicate or other form of unincorporated organization, the Purchaser has the necessary legal capacity and authority to execute and deliver this offer and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof, or, if an individual, the Purchaser has attained the age of majority and is legally competent to execute this agreement and to take all actions required pursuant thereto, and, in each case, upon acceptance by the Corporation, this Subscription Agreement constitutes a legal, valid, binding and enforceable contract of the Purchaser or the beneficial purchaser for which it is purchasing, as the case may be;
  Absence of Offering Memorandum. The offering and sale of the Shares to the Purchaser were not made through an advertisement of the Shares in printed media of general and regular paid circulation, radio or television, or any other form of advertisement, and the Purchaser has not requested, nor does it need to receive, an offering memorandum or other document prepared by the Corporation describing its business affairs, in order to assist it in making an investment decision in respect of the Shares, and, except for this Subscription Agreement, no other documents have been delivered or otherwise furnished to the Purchaser in connection with such offering and sale;

  Purchasing as Principal or Non-Principal. The Purchaser is purchasing the Shares as principal for its own account, not for the benefit of any other person and not with a view to the resale or distribution of all or any of the Shares;

  Unincorporated Organization. If the Purchaser is a syndicate, partnership or other form of unincorporated organization, the Purchaser warrants and represents that it was not created solely to permit purchases without a prospectus by groups of individuals or other persons who are not "accredited investors" as that term is defined in Regulation 45-106 (See Schedule B attached hereto);

  Disclosure to Regulatory Authorities. The Purchaser acknowledges that the Corporation may in the future be required by law to disclose the Purchaser's name and other information relating to this Agreement and the Purchaser's subscription hereunder, on a confidential basis to securities regulatory authorities or pursuant to the Proceeds of Crime (Money Laundering) Act;

  No Undisclosed Information. The Shares are not being purchased by the Purchaser as a result of any material information concerning the Corporation that has not been publicly disclosed and the Purchaser's decision to tender this offer and acquire the Shares has not been made as a result of any oral or written representation as to fact or otherwise made by or on behalf of the Corporation or any other person and is based entirely upon currently available public information concerning the Corporation;

  Adequate Information. The Purchaser has had access to and has received all such information concerning the Corporation that the Purchaser considers necessary in connection with the Purchaser's investment decision;

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  No Recommendation or Endorsement. No agency, governmental authority, regulatory body, stock exchange, or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or government authorities made any recommendation or endorsement with respect to the Shares; and
  No Representations as to the Shares. No person has made to the Purchaser any written or oral representations:

             i. that any person will resell or repurchase the Shares;

ii. that any person will refund the purchase price for the Shares;

iii. as to the future price or value of the Shares; or

                              iv. that the Shares will be listed and posted for trading on any stock exchange or that an application has been made to list the shares of Common Stock of the
                                  Corporation on any stock exchange other than the OTC Bulletin Board.

9. CORPORATION'S REPRESENTATIONS AND WARRANTIES. By its execution of this Subscription Agreement, the Corporation hereby represents, warrants and covenants to the subscriber that:

  the Corporation has the full corporate power and authority to execute and deliver this Subscription Agreement and to issue the Shares;

  this Subscription Agreement constitutes a binding obligation of the Corporation enforceable in accordance with its terms; and

  the execution and delivery of, and the performance of the terms of, this Subscription Agreement by the Corporation, including the issue of the Shares, does not and will not constitute a breach of or default under the constating documents of the Corporation or any law, regulation, order or ruling applicable to the Corporation or any agreement, contract or indenture to which the Corporation is a party or by which it is bound.

10. HOLD PERIOD AND RESALE CONDITIONS. The Purchaser acknowledges there are substantial restrictions on the transferability of the Shares provided in this Offering; and such Shares will not be, and the Purchaser in the Corporation have no right to require that the Shares be, registered under the Securities Act; there will be no public market for the Shares; and the undersigned will not immediately be able to avail himself or herself of the provisions of Rule 144 adopted by the Securities and Exchange Commission under the Securities Act with respect to resale of the Shares. The Purchaser further understands and acknowledges that the Shares will be subject to certain resale restrictions under applicable securities laws and the Purchaser agrees to comply with such restrictions and further acknowledges that the Shares cannot be resold unless the following conditions are complied with:

  the sale is to the Corporation;

  the sale is made outside of the US in a transaction meeting the requirements of Rule 904 of Regulation S and in compliance with local laws and regulations;

  the sale is made pursuant to the exemption from registration requirements under the 1933 Act provided by Rule 144 thereunder and in accordance with any applicable State securities laws or "blue sky" laws;

  the sale is to an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3), or (7) under the 1933 Act and a purchaser's letter containing the same representations, warranties and agreements as those contained in this certification, and satisfactory to the Corporation, is executed by the purchaser and delivered to the Corporation prior to the sale; or

  the securities are sold in a transaction that does not require registration under the 1933 Act or any applicable State laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Corporation an opinion of counsel reasonably satisfactory to the Corporation stating that such transaction is exempt from registration under applicable securities laws and that the legend may be removed.

11. LEGEND. The Purchase acknowledges and accepts that the certificates representing the Shares will bear the following legends or a legend with similar wording:

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A THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS S, RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES UNDER THE 1933 ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE1933 ACT. @

And certificates issued to Canadian Purchasers:

"Unless permitted under securities legislation, the holder of this security must not trade the security before the date that is 4 months and a day after the later of (i) [insert the distribution date], and (ii) the date the issuer became a reporting issuer in any province or territory."

12. NO REVOCATION. The Purchaser agrees that this offer is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Purchaser.

13. CONTRIBUTION AGREEMENT AND APPOINTMENT OF INVESTOR REPRESENTATIVE. The Corporation has agreed to enter into a contribution agreement dated October __, 2006 by and among Platinum Research Organization L.P. ("Platinum"), the limited partners of Platinum, the sole stockholder of Platinum's general partner, the Corporation and the Investor Representative (the "Contribution Agreement"). A copy of the Contribution Agreement has been provided with this Subscription Agreement. Each Purchaser is required to be party to the Contribution Agreement and to simplify matters an Investor Representative has been appointed. At this time:

  Purchaser hereby ratifies, authorizes and directs Steve Drayton ("Investor Representative") to take such action, and to exercise such rights, power and authority, as are authorized, delegated and granted to the Investor Representative hereunder in connection with the transactions contemplated by the contribution agreement dated October __, 2006 by and among Platinum Research Organization L.P. ("Platinum"), the limited partners of Platinum, the sole stockholder of Platinum's general partner, the Corporation and the Investor Representative (the "Contribution Agreement") and to exercise such rights, power and authority as are incidental thereto. Execution of this Subscription Agreement by Purchaser shall constitute ratification by Purchaser of the appointment of the Investor Representative in accordance herewith and agreement to be bound by the actions of the Investor Representative taken under the Contribution Agreement.

  Subject to the provisions of this Subsection 13(b), the Investor Representative shall serve as such from the date hereof until the earlier of his removal or the completion of his obligations under the Contribution Agreement. The Purchaser hereto acknowledges and agrees that, as to all matters arising under the Contribution Agreement, the Investor Representative shall act for and on behalf of Purchaser. When the Contribution Agreement provides that a determination or any other action or event is conclusive and binding upon Purchaser, such determination, action or event of the Investor Representative shall be conclusive and binding upon Purchaser. In addition, the Investor Representative shall have all such incidental powers as may be necessary or desirable to carry into effect the provisions of this Section 13, including, at the expense of Purchaser, to retain attorneys, accountants and other advisors to assist him in the performance of his duties thereunder. In the event that the Person who is acting as the Investor Representative is terminated by Purchaser, his successor shall be appointed by the Corporation in accordance with this Section 13. Upon the resignation of any Investor Representative, a successor Investor Representative (and, if necessary, further successor Investor Representatives), shall be appointed by the Investor Representative or in the event of his death, or his failure to so appoint a successor by the Corporation. Any successor to an Investor Representative shall for purposes of the Contribution Agreement be deemed to be, for the time of the appointment thereof, an Investor Representative and from and after such time, the term "Investor Representative" as used herein shall be deemed to refer to any successor. No appointment of a successor shall be effective unless such successor agrees in writing to be bound by the terms of the Contribution Agreement.

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  Purchaser agrees that the provisions set forth in this Section 13 shall in no way impose any obligations on the Corporation other than those explicitly set forth in the Contribution Agreement. In particular, notwithstanding in any case any notice received by the Corporation to the contrary, and the Corporation shall be fully protected in relying upon and shall be entitled (i) to rely upon actions, decisions and determinations of the Investor Representative and (ii) to assume that all actions, decisions and determinations of the Investor Representative are fully authorized and binding upon the Investor Representative and Purchaser.

  The Purchaser further agrees that Investor Representative (A) shall not incur any personal liability for acting in such capacity if in doing so he acts upon advice of counsel or otherwise acts in good faith, (B) shall not incur any personal liability for acting in such capacity in the absence of his gross negligence or willful misconduct, (C) may act upon any instrument or signature believed by him to be genuine and may assume that any Person purporting to give any notice or instruction under the Contribution Agreement, Subscription Agreement or any Ancillary Agreement or document believed by him to be authorized has been authorized to do so. The Investor Representative shall not be liable for any act done or omitted hereunder as Investor Representative while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted by the Investor Representative pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Purchaser shall severally indemnify the Investor Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of such Investor Representative and arising out of or in connection with the acceptance or administration of his duties hereunder.

  The Investor Representative shall act without any compensation. Notwithstanding the foregoing, the Investor Representative shall be promptly reimbursed by the Purchaser for all out-of-pocket expenses incurred by him in his capacity of Investor Representatives.

14. INDEMNITY. The Purchaser agrees to indemnify and hold harmless the Corporation and its directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, law suit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representations or warranty of the Purchaser contained herein or in any document furnished by the Purchaser to the Corporation in connection herewith being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser herein or in any document furnished by the Purchaser to the Corporation in connection herewith.

15. MODIFICATION. Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

16. ASSIGNMENT. This Subscription Agreement and any interest herein or any of the rights arising hereunder may be assigned only together with the transfer of the Shares purchased hereunder and in accordance with applicable Securities Laws and any securities laws within or outside of Canada in the jurisdiction in which the Purchaser resides, and provided that the assignment is made in the assignee resides either (i) outside of Canada and the United States or (ii) outside British Columbia and agrees in writing to be bound by the terms and conditions of this Subscription Agreement and (iii) completes and executes and Acknowledgement of Assignment Form attached to the certificates representing the Shares and delivers it to the Corporation.

17. NOTICE. All notices or other communications to be given hereunder shall be delivered by hand or by telecopier, on the date of transmission if sent before 5:00 p.m. and such day or, if not, on the first business day following the date of transmission.

Notice to the Corporation shall be addressed to:

NorthTech Corporation (the "Corporation")
1917 West 4th Avenue, Suite 421
Vancouver, BC V6J 1M7
Fax #: (604) 689-4087
Attention: Cecelia Pineda, President

Notices to the Purchaser shall be addressed to the address of the Purchaser set out on the execution page hereof under A Execution of Purchaser@ .

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Either the Corporation or the Purchaser may change its address for service aforesaid by notice in writing to the other party hereto specifying its new address for services hereunder.

18. MISCELLANEOUS. The agreement resulting from acceptance of this Subscription Agreement by the Corporation contains the whole agreement between the Corporation and the Purchaser in respect of the subject matters hereof and except as provided herein there are no warranties, representations, terms, conditions, or collateral agreements, express, implied or statutory, other than as expressly set forth herein and in any amendments hereto. All representations, warranties, agreements and covenants made or deemed to be made by the Purchaser herein will survive the execution and delivery, and acceptance, of this offer and the Closing. Time shall be of the essence of this Subscription Agreement. This Subscription Agreement and the rights and obligations of the parties hereunder will be governed by and construed according to the laws of the State of Delaware. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Subscription Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any term the Subscription Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. This Subscription Agreement will enure to the benefit of and be binding upon the parties hereto, and their heirs, executors, administrators, successors and permitted assigns. This Subscription Agreements may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document. The Purchaser acknowledges and agrees that all costs incurred by the Purchaser (including any fees and disbursements of any special counsel retained by the Purchaser) relating to the sale of the Shares to the Purchaser shall be borne by the Purchaser. The Purchaser, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this offer is made for valuable consideration and may not be withdrawn, cancelled, terminated, or revoked by the Purchaser, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder. The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

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APPENDIX "A"

CERTIFICATE OF DESIGNATION
SERIES "A" CONVERTIBLE PREFERRED STOCK
NORTHTECH CORPORATION

The undersigned Chief Executive Officer of NorthTech Corporation, a corporation currently organized and existing under Chapter 78 of the Nevada Revised Statutes, but which intends to redomesticate to the State of Delaware and by be subject to the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that:

FIRST: The name of the corporation is NorthTech Corporation (the "Corporation").

SECOND: The Board of Directors has approved the alteration of the share capital of the Corporation to create preferred stock with a par value $0.001 per share ("Preferred Stock") and has approved the adoption of the Certificate of the Designation, Powers, Preferences and Rights of the Series "A" Cumulative Convertible Preferred Shares (the "Certificate of Designation") of the Corporation and authorized the Certificate of Designation to be filed with the State of Delaware on redomestication of the Corporation, subject to stockholder approval.

THIRD: On November __, 2006, at a Special Meeting of the Stockholders of the Corporation, the holders of the Common Stock will be asked to approve the alteration of the share capital of the Corporation which will include the creation of Preferred Shares and the redomestication of the Company from Nevada to Delaware.

NOW, THEREFORE, BE IT RESOLVED that the rights and restrictions attached to the Class "A" Preferred Shares are as follows::

Section 1. Number of Shares and Designation. This series of Preferred Shares shall be designated as shares of Series A Cumulative Mandatory Convertible Preferred Stock (liquidation preference $0.90 per share), par value $0.001 per share (the "Series "A" Preferred Shares"). The number Series "A" Preferred Shares authorized shall be 5,000,000.

Section 2. Definitions. For purposes of the Series "A" Preferred Shares, the following terms shall have the meanings indicated:

"Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series "A" Preferred Shares.

"Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

"Change of Control Transaction" means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 33% of the voting securities of the Corporation and a replacement of the majority of the Board of Directors as comprised according to the terms and conditions of the Contribution Agreement, or (ii) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 50% of the aggregate voting power of the Corporation or the successor entity of such transaction, or (iii) the Corporation sells or transfers its assets, as an entirety or substantially as an entirety, to another Person and the stockholders of the Corporation immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (iv) a replacement at one time or within a one year period of more than one-half of the members of the Corporation's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth above in (i) or (iv).

"Common Shares" shall mean the shares of Common Stock of the Corporation, par value $0.001 per share.

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"Common Share Equivalents" means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

"Constituent Person" shall have the meaning set forth in Section 7(f) hereof.

"Conversion Price" shall mean the conversion price per Common Share for which the Series "A" Preferred Shares are convertible, as such Conversion Price may be adjusted pursuant to Section 7 hereof. The initial conversion price shall be $0.18 per Common Share (equivalent to a conversion rate of five (5) Common Shares for each Series "A" Preferred Share).

"Current Market Price" of publicly traded Common Shares or any other class of shares of beneficial interest or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on such NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc., in each case for such date or, if such date was not a Trading Day for such security, on the next preceding date which was a Trading Day. If the Current Market Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Current Market Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to the holders of a majority of the Series "A" Preferred Shares, with the costs of such appraisal to be borne by the Corporation.

"Discount Dividend Payment" shall have the meaning set forth in Section 7(b) hereof.

"Dividend Default" shall have the meaning set forth in Section 12 hereof.

"Dividend Payment Date" shall mean the 15th calendar day of January, April, July and October, in each year, commencing on April 15, 2007; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the first Business Day immediately following such Dividend Payment Date.

"Dividend Payment Record Date" shall have the meaning set forth in paragraph (a) of Section 3 hereof.

"Dividend Periods" shall mean quarterly dividend periods commencing on January 15, April 15, July 15 and October 15 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include October 14, 2011).

"Fair Market Value" shall mean the average of the daily Current Market Prices per Common Share during the twenty (20) consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term "ex date," when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

"Issue Date" with respect to the Series "A" Preferred Shares shall mean the first date on which any of the Series "A" Preferred Shares are issued and sold.

"Junior Shares" shall mean the Common Shares and any other class or series of shares of capital stock of the Corporation constituting junior stock within the meaning set forth in Section 10(c) hereof.

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"Liquidation Event" means the actual liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary or a deemed liquidation event as a result of a merger, consolidation, reorganization, business combination or other change in control transaction involving the Corporation.

"Liquidation Preference" shall have the meaning set forth in Section 4(a) hereof.

"Mandatory Conversion Date" shall have the meaning set forth in Section 8(a) hereof.

"Maturity Date" shall have the meaning set forth in Section 9(a) hereof.

"Non-Electing Share" shall have the meaning set forth in Section 7(f) hereof.

"Parity Shares" shall be deemed to include all shares created now or in the future on a parity with the Series "A" Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series "A" Preferred Shares, if the holders of such class of stock or series and the Series "A" Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other.

"Person" shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

"Securities" shall have the meaning set forth in Section 7(e) hereof.

"Series "A" Preferred Shares" shall have the meaning set forth in Section 1 hereof.

"Set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of shares of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of capital stock ranking on a parity with the Series "A" Preferred Shares as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series "A" Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

"Trading Day" shall mean any day on which the securities in question are traded on a Trading Market.

"Trading Market" means the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

"Transaction" shall means the following without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all Common Shares, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Shares of the Corporation.

"Transfer Agent" means Resident Agents of Nevada, 711 S. Carson Street #4, Carson City, NV89701, or such other agent or agents of the Corporation as may be designated by the Board of Directors or its designee as the transfer agent for the Series "A" Preferred Shares.

"Voting Preferred Shares" shall have the meaning set forth in Section 11 hereof.

"VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is

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not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers and reasonably acceptable to the Corporation.

Section 3. Dividends.

  General Terms.
  Commencing on the date of the initial issuance (the "Issue Date") of the Series "A" Preferred Shares the holders of record of shares of Series "A" Preferred Shares shall be entitled to receive, out of any assets at the time legally available therefore and as declared by the Board of Directors, dividends at the rate of ten percent (10%) of the stated Liquidation Preference Amount (as defined in Section 4 hereof) per share per annum (the "Dividend Payment"), subject to Sections 3(a)(ii), 3(a)(iii), and (7)(b)(iii) below, and as adjusted appropriately for stock splits, stock dividends and the similar events described in Section 7(g). Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods such dividends shall be declared or there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized and declared by the Board of Directors, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date.
  Dividends are cumulative from the most recent Dividend Payment Date to which dividends have been paid, whether or not in any Dividend Period or Periods such dividends shall be declared or there shall be funds legally available therefor. Each such dividend shall be payable in arrears to the holders of record of the Series "A" Preferred Shares, as they appear on the stock records of the Corporation at the close of business on the 15th calendar day of December, March, June and October, each year, commencing on April 15, 2007 (each a "Dividend Payment Record Date"). Accrued and unpaid dividends for any past Dividend Periods may be authorized and declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.
  Reduction of Dividend Rate on Certain Events. Notwithstanding the terms and provisions of Section 3(a) hereof, the dividend rate will be reduced to a: (i) five percent (5%) dividend on the Corporation publicly announcing having entered into a commercial agreement(s) which in the sole opinion the of the independent directors of the Corporation will increase the Corporation's aggregate net revenues forty million dollars ($40,000,000) or more over the life of the contract (the "Material Contract"); and (ii) two percent (2%) dividend if the Corporation achieves the Material Contract and records quarterly net revenues of one million dollars ($1,000,000) per quarter (the "Revenue Threshold"). Any dividend rate reduction will become effective the following quarter from achieving the Material Contract or Revenue Threshold and as adjusted appropriately for stock splits, stock dividends and the similar events described in Section 7(g).

  Dividend Payment in Cash or Common Shares. The Corporation may make the Dividend Payment in cash or in Common Shares, or both; provided, however, that the Corporation must pay the Dividend Payment in cash if, on the date of such Dividend Payment becomes payable, a registration statement providing for the resale of the Common Shares issuable as dividends on the Series "A" Preferred Shares is not then effective. Subject to the foregoing proviso, if the Corporation elects to pay any dividend in Common Shares, the number of Common Shares to be issued to the holder shall be an amount equal to the quotient of (i) the Dividend Payment divided by (ii) the VWAP. If the Corporation elects to pay any dividend in Common Shares, the Corporation will give the holders of record of shares of the Series "A" Preferred Shares ten (10) trading days notice prior to the date of the applicable Dividend Payment. In the case of shares of Series "A" Preferred Shares outstanding for less than a full quarter, dividends shall be pro rated based on the portion of each quarter during which such shares are outstanding. Dividends on the Series "A" Preferred Shares shall be cumulative and shall accrue but are not payable until the Series "A" Preferred Shares are converted, redeemed or liquidated. Dividends on the Series "A" Preferred Shares are prior and in preference to any declaration or payment of any distribution (as defined below) on any outstanding shares of Junior Shares. Such dividends shall accrue on each share of Series "A" Preferred Shares from day to day whether or not declared so that if such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on, or declared and set apart for, all shares of Series "A" Preferred Shares at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares on a pro rata basis with all other equity securities of the Corporation ranking on a parity with the Series "A" Preferred Shares as to the payment of dividends before any distribution shall be paid on, or declared and set apart for Junior Shares.

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  Pro Rata Calculation. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series "A" Preferred Shares shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series "A" Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein expressly provided, on the Series "A" Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series "A" Preferred Shares that may be in arrears. All dividend amounts set forth in this Section 3 shall be adjusted appropriately for any stock splits, stock dividends and the similar events described in Section 7(g).
  Seniority. So long as any Series "A" Preferred Shares are outstanding, no dividends, except as described in the this section, shall be authorized and declared or paid or set apart for payment, or other distribution of cash or other property declared or made directly by the Corporation or any person acting on behalf of the Corporation, on any series or class or classes of shares for any period nor shall any such shares be redeemed, purchased or otherwise acquired through a sinking fund or otherwise for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any shares of such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for such shares), nor shall any payment or distribution of cash or other property be made for the benefit of any holder of Parity Shares, directly or indirectly, unless full cumulative dividends have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series "A" Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon Series "A" Preferred Shares and all dividends authorized and declared upon any other series or class or classes of Parity Shares shall be authorized and declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series "A" Preferred Shares and such Parity Shares.

Section 4. Liquidation Preference.

  Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series "A" Preferred Shares shall be entitled to receive Ninety Cents ($0.90) per Series "A" Preferred Share (the "Liquidation Preference") plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holder; but such holders of Series "A" Preferred Shares shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series "A" Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series "A" Preferred Shares ratably in accordance with the respective amounts that would be payable on such Series "A" Preferred Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all of the Corporation's assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.
  Remaining Assets. After payment shall have been made in full to the holders of the Series "A" Preferred Shares, as provided in this Section 4, any series or class or classes of Junior Shares shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series "A" Preferred Shares shall not be entitled to share therein.

Section 5. Reservation of Shares
  Reserved Amount. On or prior to the Issue Date, the Corporation shall reserve 25,000,000 shares of its authorized but unissued Common Stock for issuance upon conversion of the Series "A" Preferred Shares (includes any Dividend payable thereon for the first year), and, thereafter, the number of authorized but unissued Common Shares so reserved (the "Reserved Amount") shall at all times be sufficient to provide for the full conversion of all of the Series "A" Preferred Share (including any Dividend payable thereon) outstanding at the then current Conversion Price thereof. The Reserved Amount shall be allocated among the holders of the Series "A" Preferred Shares.

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  Increases to Reserved Amount. If the Reserved Amount for any five consecutive trading days (the last of such five trading days being the "Authorization Trigger Date") shall be less than one hundred percent (100%) of the number of Common Shares issuable upon full conversion of the then outstanding shares of Series "A" Preferred Share, the Corporation shall immediately notify the holders of Series "A" Preferred Share of such occurrence and shall take immediate action (including, if necessary, seeking stockholder approval to authorize the issuance of additional Common Shares) to increase the Reserved Amount to one hundred percent (100%) of the number of Common Shares then issuable upon full conversion (including any Dividend payable thereon) of all of the outstanding Series "A" Preferred Share at the then current Conversion Price. In the event the Corporation fails to so increase the Reserved Amount within one hundred twenty (120) days after an Authorization Trigger Date, each holder of Series "A" Preferred Shares shall thereafter have the option, exercisable in whole or in part at any time and from time to time, by delivery of a Redemption Notice to the Corporation, to require the Corporation to redeem for cash, at an amount per share equal to the Redemption Amount (as set out in Section 9(d) hereof), a number of the holder's shares of Series "A" Preferred Share such that, after giving effect to such redemption, the then unissued portion of such holder's Reserved Amount is at least equal to one hundred percent (100%) of the total number of Common Shares issuable upon conversion (including any Dividend payable thereon) of such holder's shares of Series "A" Preferred Share. If the Corporation fails to redeem any of such shares within five business days after its receipt of such Redemption Notice, then such holder shall be entitled to the remedies provided in Section 9.

Section 6. Reclassification of Converted Shares. All Series "A" Preferred Shares which shall have been converted pursuant to Section 7 or 8 herein shall automatically be reclassified as Common Shares. The number of Common Shares issuable upon conversion shall be determined in accordance with Section 7 and 8, respectively.

Section 7. Conversion by Holders. Holders of Series "A" Preferred Shares shall have the right to convert all or a portion of such shares into Common Shares, as follows:

  Right to Convert. Subject to and upon compliance with the provisions of this Section 7, a holder of Series "A" Preferred Shares shall have the right, at his or her option, to convert such shares and any accrued but unpaid dividends into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate Liquidation Preference of such Series "A" Preferred Shares by the Conversion Price by surrendering such Series "A" Preferred Shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 7.
  Mechanics to Exercise Conversion Rights.
  In order to exercise the conversion right, the holder of each Series "A" Preferred Share to be converted shall surrender the certificate representing such Series "A" Preferred Share, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation or the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such Series "A" Preferred Shares. Unless the Common Shares issuable on conversion are to be issued in the same name as the name in which such Series "A" Preferred Shares are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).
  Holders of Series "A" Preferred Shares at the close of business on a Dividend Payment Record Date shall be entitled to receive the dividend payable on such Series "A" Preferred Shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such Dividend Payment Record Date and prior to such Dividend Payment Date. However, Series "A" Preferred Shares surrendered for conversion during the period between the close of business on any Dividend Payment Record Date and the opening of business on the corresponding Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on such Series "A" Preferred Shares on such Dividend Payment Date. A holder of Series "A" Preferred Shares on a Dividend Payment Record Date who (or whose transferees) tenders any such Series "A" Preferred Shares for conversion into Common Shares on such Dividend Payment Date will receive the dividend payable by the Corporation on such Series "A" Preferred Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series "A" Preferred Shares for conversion.

Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted Series "A" Preferred Shares or for dividends on the Common Shares issued upon such conversion.

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  No Fractional Shares. No fractional shares or scrip representing fractions of Common Shares shall be issued upon conversion of the Series "A" Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Series "A" Preferred Share, the Corporation shall pay to the holder of such Series "A" Preferred Share an amount in cash based upon the Current Market Price of Common Shares on the Trading Day immediately preceding the date of conversion. If more than one Series "A" Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series "A" Preferred Shares so surrendered.

  Adjustment to Conversion Price. The Conversion Price shall be adjusted under the following circumstances:
    Subsequent Equity Sales. If the Corporation or any Subsidiary thereof, as applicable, at any time while this Series "A" Preferred Stock is outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Share or Common Share Equivalents entitling any Person to acquire Common Shares, at an effective price per share less than the then Conversion Price (such lower price, the "Base Conversion Price" and such issuances collectively, a "Dilutive Issuance"), as adjusted hereunder, then the Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock Outstanding on the date of such Dilutive Issuance plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock Outstanding on the date of such Dilutive Issuance plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Corporation in full of all consideration payable in connection with such Dilutive Issuance) would purchase at such Conversion Price. The Corporation shall notify the Holder in writing, no later than the Business Day following the issuance of any Common Share or Common Share Equivalents subject to this section, indicating therein the applicable issuance price, exchange price, conversion price and other pricing terms (such notice the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Corporation provides a Dilutive Issuance Notice pursuant to this Section 7(d), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion. Notwithstanding the foregoing or any other provision herein to the contrary, no adjustment to the Conversion Price will be required as a result of any issuance by the Corporation of any Common Shares, or Common Share Equivalents (A) pursuant to any stock option plan, restricted stock plan or other compensatory plan or arrangement with any officer, director, employee or consultant of the Corporation or any affiliated entity, (B) pursuant to or in connection with any agreement or understanding in effect on or before the Issue Date, (C) pursuant to or in connection with any Transaction or (D) to any vendor, customer or other person or entity with which the Corporation has or is attempting to develop a business relationship.
    Subsequent Rights Offerings. If the Corporation, at any time while the Series "A" Preferred Share is outstanding, shall issue rights, options or warrants to all holders of Common Share (and not to holders of Series "A" Preferred Shares) entitling them to subscribe for or purchase Common Shares at a price per share less than the Conversion Price at the record date mentioned below, then the Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock Outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock Outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Corporation in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such Conversion Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.
    Calculations. No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least $0.05 in  such  price; provided, however, that any adjustments that by reason of this subparagraph (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made. Notwithstanding any other provisions of this Section 7, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in

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Common Shares under such plan. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (e) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (e), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights, options or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

  Pro Rata Distribution. If the Corporation shall distribute to holders of its Common Shares any shares of capital stock of the Corporation or of any subsidiary (other than Common Shares) or evidence of its indebtedness or assets (excluding cash dividends or distributions paid out of current or accumulated earnings) or rights, options or warrants to subscribe for or purchase any of its securities (excluding rights, options and warrants to subscribe for or purchase Common Shares, which rights, options and warrants are referred to in and governed by subparagraph (e)(iii) above) (any of the foregoing being hereinafter in this subparagraph (f) called the "Securities"), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Shares as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the holder of Class "A" Preferred Shares of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

  Stock Dividends and Stock Splits. If the Corporation shall after the Issue Date (A) pay a dividend or make a distribution payable in Common Shares on any class of shares of capital stock of the Corporation (excluding any Discounted Dividend Payment payable on the Series "A" Preferred Shares pursuant to Section 7 hereof), (B) subdivide its outstanding Common Shares into a greater number of shares, (C) combine its outstanding Common Shares into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series "A" Preferred Share thereafter surrendered for conversion shall be entitled to receive the number of Common Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series "A" Preferred Shares been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (g) shall become effective immediately upon the opening of business on the day next following the record date in the case of a dividend or distribution and shall become effective immediately upon the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

  Fundamental Transaction. If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self       tender  offer for all or substantially all Common Shares, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Shares and excluding any transaction as to which subparagraph (d)(i) of this Section 7 applies) (each of the foregoing being referred to herein as a "Fundamental Transaction"), in each case as a result of which Common Shares shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each Series "A" Preferred Share that is not converted into the right to receive stock, securities or other property in connection with such Fundamental Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Fundamental Transaction by a holder of that number of Common Shares into which one Series "A" Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a Person with which the Corporation consolidated into or which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his or

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her rights of the election, if any, as to the kind or amount of stock, securities and other property (including cash or any combination thereof) receivable upon such Fundamtal     Transaction (provided that if the kind or amount of stock, securities and other property (including cash or any combination thereof) receivable upon such Fundamental Transaction is not the same for each Common Share of the Corporation held immediately prior to such Fundamental Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this subparagraph (g) the kind and amount of stock, securities and other property (including cash or any combination thereof) receivable upon such Fundamental Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The provisions of this subparagraph (h) shall similarly apply to successive Fundamental Transactions.

  Notice Requirement. If:
  the Corporation shall declare a dividend (or any other distribution) on the Common Shares (other than in cash out of current or retained earnings); or
  the Corporation shall authorize the granting to the holders of the Common Shares of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or
  there shall be any reclassification of the Common Shares (other than an event to which subparagraph (d) (ii) of this Section 7 applies) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or a statutory share exchange involving the conversion or exchange of Common Shares into securities or other property, or a self tender offer by the Corporation for all or substantially all of its outstanding Common Shares, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety and for which approval of any stockholders of the Corporation is required; or
  there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation,

then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of the Series "A" Preferred Shares at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

  Notification of Transfer Agent. Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holders of each Series "A" Preferred Share at such holder's last address as shown on the stock records of the Corporation.
  Timing of Adjustment. In any case in which paragraph (d) of this Section 7 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any Series "A" Preferred Share converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 7.

k.     Exceptions to Adjustment. There shall be no adjustment of the Conversion Price in case of the issuance of any shares of capital stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7. If any action or transaction would require adjustment of the Conversion
         Price pursuant to more than one paragraph of this Section 7, only one adjustment shall be made, and such

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           adjustment shall be the amount of adjustment that has the highest absolute value.

  Board Discretion. If the Corporation shall take any action affecting the Common Shares, other than action described in this Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the Series "A" Preferred Shares, the Conversion Price for the Series "A" Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.
  Adjustment to Share Reservation. The Corporation covenants that it will reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of issuance upon conversion of the Series "A" Preferred Shares, that number of Common Shares required by any such increase in the Conversion Price. For purposes of this paragraph (n), such number of Common Shares shall be computed as if at the time of computation all such Series "A" Preferred Shares were held by a single holder. The Corporation further covenants that any Common Shares issued upon conversion of the Series "A" Preferred Shares shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Shares deliverable upon conversion of the Series "A" Preferred Shares, the Corporation shall take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable Common Shares at such adjusted Conversion Price. The Corporation shall use its commercially reasonable best efforts to list the Common Shares required to be delivered upon conversion of the Series "A" Preferred Shares or payable as a dividend on the Series "A" Preferred Shares, prior to such delivery, upon each national securities exchange or automated quotation market, if any, upon which the outstanding Common Shares are listed or quoted at the time of such delivery. Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of, or the payment of a dividend on, the Series "A" Preferred Shares, the Corporation shall use its commercially reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof, by any governmental authority.
  Transfer Taxes. The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series "A" Preferred Shares pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of any Common Shares or other securities or property in a name other than that of the holder of the Series "A" Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

Section 8. Mandatory Conversion at Option of the Corporation.

  Forced Conversion. On and after the "Mandatory Conversion Date" (as defined below) the Corporation shall have the option to cause the conversion of the Series "A" Preferred Shares, in whole or from time to time in part, into Common Shares. Any such conversion shall be subject to and effected in accordance with the provisions of Section 7 hereof (excluding Section 7(b)(iii)), to the extent applicable. "Mandatory Conversion Date" shall mean the last day of any period of twenty (20) consecutive Trading Days ending on or after the date the underlying shares are registered for resale with the Securities and Exchange Commission, in which the volume weighted average of the daily Current Market Price per Common Share equals or exceeds 200% of the Conversion Price (as adjusted appropriately for stock splits, stock dividends and the similar events described in Section 7(g)). Any such determination shall be made by the Corporation and shall be evidenced by an officer's certificate setting forth the data supporting such determination, which certificate shall be conclusive evidence of such determination absent manifest error and filed with the Transfer Agent. If the Corporation exercises its right to cause the conversion of Series "A" Preferred Shares in whole or from time to time in part, it shall furnish notice thereof to the Transfer Agent and shall mail such notice to the holders of each outstanding Series "A" Preferred Share being converted at such holder's last address as shown on the stock records of the Corporation, together with a determination as to the number of Series "A" Preferred Shares to be converted and the Conversion Price with respect thereto; provided that to the extent the Corporation elects to cause less than all outstanding shares of Series "A" Preferred Shares to convert pursuant to this Section, the Corporation shall require holders to convert ratably based on their then-current holdings of the Series "A" Preferred Shares.

    b.   Termination of Dividend Rights. Notwithstanding anything to the contrary herein, the right of any Series "A" Preferred Shareholder to exercise any right of conversion pursuant to Section 7 hereof shall terminate upon the

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exercise by the Corporation of its conversion right in respect of such shares pursuant to Section 8(a). Notice of conversion having been mailed as aforesaid, from and after the date of such notice (unless the Corporation shall fail to convert the Series "A" Preferred Shares in accordance with this Section 8), (i) except as expressly provided in Section 7 hereof, dividends on the Series "A" Preferred Shares so called for conversion shall cease to accrue, (ii) all rights of the holders of Series "A" Preferred Shares shall cease (except the right to receive the Common Shares issuable upon conversion and any dividends on the Series "A" Preferred Shares as provided in Section 7 hereof (excluding Section 7(b) (iii)) and (iii) such Series "A" Preferred Shares shall no longer be deemed to be outstanding.

Section 9. Mandatory Redemption.

  Holder Redemption Events. A "Redemption Event" means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):
  the "Maturity Date" of the Series "A" Preferred Shares having occurred, being five years from the Issue Date;
  the failure of the Registration Statement to be declared effective by the Securities and Exchange Commission on or prior to the 180th day after the Issue Date; provided, that if the Corporation has responded to all Commission comment letters on such registration statement within 10 days of receipt, then no Triggering Event shall be deemed to have occurred;
  the Corporation shall fail to have available a sufficient number of authorized and unreserved shares of Common Share to issue to such Holder upon a conversion hereunder;
  the Corporation provides written notice (or otherwise indicates) to any holder of Series "A" Preferred Shares, or states by way of public announcement distributed via a press release, at any time, of its intention not to issue, or otherwise refuses to issue, Common Shares to any holder of Series "A" Preferred Shares upon conversion in accordance with the terms of this Certificate of Designation;
  the Corporation or any subsidiary of the Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;
  bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Corporation or any subsidiary of the Corporation and if instituted against the Corporation or any subsidiary of the Corporation by a third party, shall not be dismissed within seventy-five (75) days of their initiation;
  the Corporation shall redeem more than a de minimis number of Junior Shares;
  a Change of Control Transaction; or
  the Common Shares shall fail to be listed or quoted for trading on a Trading Market for more than five (5) Trading Days, which need not be consecutive Trading Days.

              b.    Redemption Notice. Upon the occurrence of any such Redemption Event other than clause 9(a)(i) (i.e., upon Maturity Date, in which case clause 9(c) shall apply), each holder of shares of Series "A" Preferred Shares shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a written notice to such effect (a "Redemption Notice") to the Corporation while such Redemption Event continues, to require the Corporation to purchase for cash any or all of the then outstanding shares of Series "A" Preferred Shares held by such holder for an amount per share equal to the Redemption Amount (as defined in subsection 9(d) below) in effect at the time of the redemption hereunder.  For the avoidance of doubt, the occurrence of any event described in clauses (iii), (iv), (vii), and (viii) above shall immediately constitute a Redemption
                     Event and there shall be no cure period.  Upon the Corporation's receipt of any Redemption Notice hereunder (other than during the five trading day period following the
                     Corporation's delivery of a Redemption Announcement (as defined below) to all of the holders in response to the Corporation's initial receipt of a Redemption Notice from a holder of Series "A" Preferred Shares), the Corporation shall immediately (and in any event within one business day following such receipt) deliver a written notice (a "Redemption
                     Announcement") to all holders of Series "A" Preferred Shares stating the date upon which the Corporation received such Redemption Notice and the amount of Series "A"
                    Preferred Shares covered thereby.  The Corporation shall not redeem any shares Series "A" Preferred Shares during the five trading day period following the delivery of a required
                    Redemption Announcement hereunder.  At any time and from time to time during such five trading day period, each holder of Series "A" Preferred Shares may request (either orally or in writing) information from the Corporation with respect to the instant redemption (including, but not limited to, the aggregate number of shares of Series "A" Preferred Shares covered by Redemption Notices received by the

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          Corporation) and the Corporation shall furnish (either orally or in writing) as soon as practicable such requested information to such requesting holder.

  Mandatory Redemption. On the Maturity Date, the Corporation shall redeem all outstanding shares of Series "A" Preferred Shares, to the extent it has funds legally available therefore, at the redemption price of 120% of the Liquidation Preference thereof, plus an amount equal to the dividends unpaid thereon, if any, whether or not declared, to the redemption date.

  Redemption Amount. The "Redemption Amount" with respect to a share of Series "A" Preferred Shares (other than upon the Maturity Date) means an amount equal to the greater of:

	(i)	__V__	x	M	=	Redemption Amount
C P

Or:	(ii)	V	x	R	=	Redemption Amount

where:

"V" means the Liquidated Preference plus all accrued but unpaid dividends thereon through the date of payment of the Redemption Amount;

"CP" means the Conversion Price in effect as of the date of the Redemption Notice;

"M" means the highest VWAP of Common Shares during the period beginning on the date on which the Corporation receives the Redemption Notice and ending on the date immediately preceding the date of payment of the Redemption Amount; and

"R" means 120%

  Redemption Defaults. If the Corporation fails to pay any holder the Redemption Amount with respect to any share of Series "A" Preferred Shares within five business days after its receipt of a Redemption Notice, then the holder of Series "A" Preferred Shares entitled to redemption shall be entitled to interest on the price payable upon Redemption at a per annum rate equal to the lower of eighteen percent (18%) and the highest interest rate permitted by applicable law from the date on which the Corporation receives the Redemption Notice until the date of payment of the Redemption Amount hereunder. In the event the Corporation is not able to redeem all of the shares of Series "A" Preferred Shares subject to Redemption Notices delivered prior to the date upon which such redemption is to be effected, the Corporation shall redeem shares of Series "A" Preferred Shares from each holder pro rata, based on the total number of shares of Series "A" Preferred Shares outstanding at the time of redemption included by such holder in all Redemption Notices delivered prior to the date upon which such redemption is to be effected relative to the total number of shares of Series "A" Preferred Shares outstanding at the time of redemption included in all of the Redemption Notices delivered prior to the date upon which such redemption is to be effected.

Section 10. Permissible Distributions. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Delaware law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of capital stock whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Corporation's total liabilities.

Section 11. Ranking. All other class or series of shares of capital stock of the Corporation shall be deemed to rank junior to the Series "A" Preferred Shares, as to the payment of dividends and on the distribution of assets upon liquidation, dissolution or winding up, as the case may be. The Series "A" Preferred Shares shall rank in preference and priority to the holders of shares of such stock or series, and such stock or series shall not in either case rank prior to the Series "A" Preferred Shares.

Section 12. Voting. The holders of Series "A" Preferred Shares shall have the following voting rights:

   a.     Subject to the provision for adjustment hereinafter set forth, each Series "A" Preferred Share shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Issue Date (i) declare any dividend on outstanding shares of

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           Common Share payable in Common Shares, (ii) subdivide outstanding Common Shares or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the number of votes per share to which holders of Series "A" Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which shall be the number of Common Shares outstanding immediately after such event and the denominator of which shall be the number of Common Shares that were outstanding immediately prior to such event.

  Except as otherwise provided herein or by law, the holders of Series "A" Preferred Shares and the holders of Common Shares shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

  The holders of Series "A" Preferred Shares, voting separately as a class, shall have the right to elect two Directors. The number of Directors shall not be increased or decreased beyond seven except as approved by a vote of the holders of Series "A" Preferred Stock as herein provided.

  So long as any shares of Series "A" Preferred Share are outstanding, the Corporation shall not, without the affirmative vote of the holders of the Series "A" Preferred Share then outstanding:
  increase or decrease the authorized number of shares of common or preferred stock of the Corporation;
  alter or change the rights, preferences or privileges of the Series "A" Preferred Shares, or increase the authorized number of shares of Series "A" Preferred Shares;
  alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series "A" Preferred Shares;
  create or issue any securities senior to or Pari Passu to the Series "A" Preferred Shares;
  create (by reclassification or otherwise) any new class or series of shares of the Corporation;
  redeem any shares of common stock or preferred stock (other than pursuant to stock incentive agreements with service providers giving the Corporation the right to repurchase shares upon the termination of services);
  enter into any transaction which results in any merger, other corporate reorganization, sale of control, or any transaction in which all or substantially all of the assets of the Corporation are to be sold;
  amend or waive any provision of the Corporation's constating documents (Certificate of Incorporation, Articles, or Bylaws);
  increase or decrease the authorized size of the Corporation's board of directors;
  redeem, repurchase or otherwise acquire, or declare or pay any cash dividend or distribution on, any Junior Shares. Notwithstanding the foregoing, the Corporation shall, without the prior approval of the holders of the Series "A" Preferred Shares, be entitled to repurchase Junior Shares from employees of the Corporation in connection with employee compensation plans approved by the Corporation's Board of Directors;;
  take any action that results in borrowing in excess of the amount raised by the Corporation from the issuance of the Series "A" Preferred Shares without consent of the holders of the Series "A" Preferred Shares, which consent shall not be unreasonably withheld;
  increase the par value of the Common Shares;
  take any action that results in the creation of any lien or encumbrance on the assets of the Corporation (other than in favor of the holders of Series "A" Preferred Shares);
  change the Corporation's principal line of business;
  acquire directly or indirectly any other business or material assets, or sublicense or transfer any intellectual property of the Corporation without consent of the holder of the Series "A" Preferred Shares, which consent shall not be unreasonably withheld.
  To the extent that the vote of the holders of the Series "A" Preferred Shares, voting separately as a class or series, as applicable, is permitted or required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of the Series "A" Preferred Shares represented at a duly held meeting at which a quorum is present or by written consent of the Majority Holders (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class or series.

    f.    If in connection with any Liquidation Event, the holders of the Series "A" Preferred Shares are entitled to vote to approve such Liquidation Event as a class, then the holders of such Series "A" Preferred Shares shall agree to vote their shares in favor of the Liquidation Event, conditioned on the receipt by all holders of Series "A"

                                                                                                                                                                                                                                                                                                                                                                                                                         26

                              Preferred Shares of their respective Liquidation Preference, in full.

  Notwithstanding any other provision of this Section 12, in the event that it is determined by Nasdaq or any other securities regulator (after full process, including any appeal process available to the Corporation) that the voting provisions set forth in this Section 12 violate or conflict with Rule 4351 of the National Association of Securities Dealers, Inc. ("NASD"), or any successor or similar rule, or the rules or regulations of any other securities exchange on which the Common Shares are then listed or traded, then the manner of voting and/or number of votes to which each share of Series "A" Preferred Share is entitled shall be modified and/or reduced to the extent required to comply with such rule.
  Except as set forth herein, holders of Series "A" Preferred Shares shall have no special voting rights and their consents shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action.

Section 13. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any Series "A" Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

Section 14. No Preemptive Rights. Except as may otherwise be required by law, the Series "A" Preferred Shares shall not have any powers, preferences and relative participating, optional or other special rights, other than those specifically and expressly set forth in this Certificate of Designation and in the Corporation's Certificate of Incorporation, as amended. The Series "A" Preferred Shares shall have no preemptive or subscription rights.

Section 15. Miscellaneous.

  Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Transfer Agent with a copy to the Corporation to the attention of the Chief Executive Officer at its principal executive offices or such other address or facsimile number as the Corporation may specify for such purposes by notice to the holders of Series "A" Preferred Shares delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each holder of Series "A" Preferred Shares at the facsimile telephone number or address of such holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the holder of Series "A" Preferred Shares. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.
  No Pre-emptive Rights.  The holders of the Class "A" Preferred Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, bonds, debentures or other securities of the Corporation now or in the future.

  Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the liquidated damages (if any) on, the shares of Series "A" Preferred Share at the time, place, and rate, and in the coin or currency, herein prescribed.

  Lost or Mutilated Series "A" Preferred Share Certificate. If a holder's Series "A" Preferred Share certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series "A" Preferred Share so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

                                                                                                                                                                                                                                                                                                                                                                                                                         27

  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

  Waiver. Any waiver by the Corporation or the holder of Series "A" Preferred Shares of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation. The failure of the Corporation or the holder of Series "A" Preferred Shares to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver must be in writing.

  Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

  Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

  Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, NorthTech Corporation caused this certificate to be signed by its Chief Executive Officer this ____ day of October, 2006.

NORTHTECH CORPORATION

Per:

Cecelia Pineda
Chief Executive Officer

                                                                                                                                                                                                                                                                                                                                                                                                                         28

ANNEX A

NOTICE OF ELECTION TO CONVERT

(To be Executed by the Registered Holder in order to Convert Shares of Series "A" Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series "A" Convertible Preferred Stock indicated below, into shares of common stock, par value $0.001 per share (the "Common Stock"), of NorthTech Corporation, a Nevada Corporation to be continued into Delaware (the "Corporation"), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion: _____________________________________________

Number of shares of Preferred Stock owned prior to Conversion:__________

Number of shares of Preferred Stock to be Converted:____________________

Stated Value of shares of Preferred Stock to be Converted:______________

Number of shares of Common Stock to be Issued: _________________________

Applicable Conversion Price:____________________________________________

Number of shares of Preferred Stock subsequent to Conversion:___________

HOLDER: ____________________________

By:___________________________________

Name: ________________________________

Title: _________________________________

                                                                                                                                                                                                                                                                                                                                                                                                                         29

SCHEDULE "A"
CERTIFICATION OF US PURCHASERS

Capitalized terms not specifically defined in this Certification have the meaning ascribed to them in the Subscription Agreement to which this Schedule is attached. In the event of a conflict between the terms of this Certification and such Subscription Agreement, the terms of this Certification shall prevail.

In addition to the covenants, representations and warranties contained in the Subscription Agreement to which this Schedule A is attached, the undersigned (the A Purchaser@ ) covenants, represents and warrants to the Corporation that:

  The Purchaser is (i) a US Person and (ii) authorized to consummate the purchase of the Shares.

  The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and it is able to bear the economic risk of loss of its entire investment.

  The Corporation has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning the Corporation as it has considered necessary or appropriate in connection with its investment decision to acquire the Shares, including access to the Corporation= s public filings available on the Internet at www.sec.gov and that any answers to questions and any requests for information have been complied with the Purchaser= s satisfaction.

  The Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares in violation of the United States securities laws.

  The address of the Purchaser set out on Page 1 of the Subscription Agreement is the true and correct address of the Purchaser and can be relied on by the Corporation and the Agent for purposes of State blue sky laws.

  The Purchaser understands (i) the Shares have not been and will not be registered under the 1933 Act, or the securities laws of any State in the US; (ii) the sale contemplated hereby is being made in reliance on an exemption from such registration requirements; (iii) subject to certain exceptions provided under the 1933 Act, the Shares may not be transferred or exercised in the US or by or on behalf of a US Person unless such Securities, as applicable, are registered under the 1933 Act and applicable State securities laws or unless an exemption from such registration requirements is available.

  The Purchaser satisfies one or more of the categories indicated below (please handwrite your initials on the appropriate line):

a. ______ the Purchaser is purchasing the Shares in an A offshore transaction@ as defined in, and pursuant to, Regulation S on the basis was not offered the Shares in the US and did not execute or deliver the Subscription Agreement in the US; or

b. ______ the Purchaser is an A accredited investor@ as defined in Rule 501 of Regulation D of the 1933 Act by virtue of meeting one of the following criteria (please handwrite your initials on the appropriate line):

                                                                                                                                                                                                                                                                                                                                                                                                                         30

i. ______ An organization described in Section 501(c)(3) of the US Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US $ 5,000,000; or

ii. ______ A trust that (a) has total assets in excess of US $ 5,000,0000; (b) was not formed for the specific purpose of acquiring the Shares; and (c) is directed in its purchases of the Shares by a person who has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in the Shares; or

iii. ______ An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; or

iv. ______ A Small Business Investment Company licensed by the US Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958; or

v. ______ A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or

vi. ______ The Purchaser is a natural person whose total personal net work, either individually or jointly with such person's spouse, at the time of purchase, exceeds US $ 1,000,000; or

vii. ______ The Purchaser is a natural person who had individual income in excess of US $ 200,000, or joint income with the person's spouse in excess of US $ 300,000, in each of the two most recent years and reasonably expects to reach the same income level in the current year; or

viii. ______ An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

  The Purchaser has not purchased the Shares as a result of any form of general solicitation or general advertising (as those terms are used in Regulation D under the 1933 Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

  If the Purchaser decides to offer, sell or otherwise transfer any of the Shares it will not offer, sell or otherwise transfer any of such securities directly or indirectly, unless:
  the sale is to the Corporation;
  the sale is made outside of the US in a transaction meeting the requirements of Rule 904 of Regulation S and in compliance with local laws and regulations;
  the sale is made pursuant to the exemption from registration requirements under the 1933 Act provided by Rule 144 thereunder and in accordance with any applicable State securities laws or "blue sky" laws;
  the sale is to an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3), or (7) under the 1933 Act and a purchaser's letter containing the same representations, warranties and agreements as those contained in this certification, and satisfactory to the Corporation, is executed by the purchaser and delivered to the Corporation prior to the sale; or
  the securities are sold in a transaction that does not require registration under the 1933 Act or any applicable State laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Corporation an opinion of counsel reasonably satisfactory to the Corporation stating that such transaction is exempt from registration under applicable securities laws and that the legend may be removed.

  11.   The Purchaser acknowledges that the Purchaser has not purchased the Securities as a result of, an will not engage in, any "direct selling effort" (as defined in Regulation S under the 1933 Act) in the US in respect of the

                                                                                                                                                                                                                                                                                                                                                                                                                         31

          Securities which would include any activities undertaken for the purpose of, or that could be reasonably expected to have the effect of, conditioning the market in the US for the resale of the Securities; provided however that the Purchaser may sell or otherwise dispose of any of the Securities pursuant to registration of the Securities under the
          1933 Act and any applicable State securities laws or under an exemption from such registration requirements and as otherwise provided herein; and

  The certificate representing the securities issued hereunder, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as it is no longer required under the applicable requirements of the 1933 Act or applicable State securities laws, will bear on the face of such certificate, the following legend or similar worded legend:

  A THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS S, RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES UNDER THE 1933 ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE1933 ACT. @

  The Purchaser understands and agrees that there may be material tax consequences to the Purchaser of an acquisition or disposition of the Shares. The Corporation gives no opinion and makes no representation with respect to the tax consequences to the Purchaser under United States, State, local or foreign tax law of the undersigned's acquisition or disposition of such Shares.

  The Purchaser consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described in this Certification and Subscription Agreement.

DATED ______________, 2006.

X _______________________________________
Signature of individual or Authorized Signatory

_________________________________________
Name of Purchaser (please print)

_________________________________________
Name of authorized signatory (please print)

_________________________________________
Address of Purchaser (residence if an individual)

_________________________________________
Telephone Number

_________________________________________
E-Mail Address

                                                                                                                                                                                                                                                                                                                                                                                                                         32

SCHEDULE "B"
CANADIAN CERTIFICATE OF ACCREDITED INVESTORS

To: NorthTech Corporation

Re: Subscription for Securities of Corporation

The undersigned Purchaser/ officer of the Purchaser (or in the case of a trust, the trustee or an officer of the trustee of the trust) hereby certifies that:

  he or she has read the Subscription Agreement and understands that the offering of Shares is being made on a prospectus exempt basis; and

  the Purchaser is an accredited investor as defined in Regulation 45-106, by virtue of being:

(please handwrite your initials on the appropriate line)

____	a.	a bank listed in Schedule I or II of the Bank Act (Canada) or an authorized foreign bank listed in Schedule III of that Act;

____	b.	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

____	c.	a loan corporation or trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

____	d.	a co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case, located in Canada;

____	e.	a company licensed to do business as an insurance company in any jurisdiction;

____	f.	a subsidiary entity of any person or company referred to in paragraph (a), (b), (c), (d) or (e), where the company owns all of the voting shares of the subsidiary entity;

____	g.	a person or company registered under the Securities Act (Ontario) or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer;

____	h.	the government of Canada or of any jurisdiction, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;

____	i.	any Canadian municipality or any Canadian provincial or territorial capital city;

____	j.	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality or agency thereof;

____	k	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

____	l.	a registered charity under the Income Tax Act (Canada);

                                                                                                                                                                                                                                                                                                                                                                                                                         33

____	m.	an individual who beneficially owns, or who together with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CAD$ 1,000,000;

____	n	an individual whose net income before taxes exceeded CAD$ 200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded CAD$ 300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

____	o	an individual who has been granted registration under the Securities Act (Ontario) or securities legislation in another jurisdiction as a representative of a person or company referred to in paragraph (g), whether or not the individual's registration is still in effect;

____	p	a Corporation that is acquiring securities of its own issue;

____	q	a company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least CAD$ 5,000,000 as reflected in its most recently prepared financial statements;

____	r	a person or company that is recognized by the British Columbia Securities Commission as an Accredited Investor;

____	s	a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are Accredited Investors;

____	t	a mutual fund or non-redeemable investment fund that, in Canada, distributes its securities under a prospectus for which a receipt has been granted by the Director (as defined in the applicable Securities Act(s)) or, if it has ceased distribution of its Securities, has previously distributed its securities in this manner;

____	u	a fully managed account if it is acquiring a security that is not a security of a mutual fund or non-redeemable investment fund;

____	v	an account that is fully managed by a trust corporation registered under the Loan and Trust

Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada) or under comparable legislation in any other jurisdiction;

____	w	an entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs (a) through (g) and paragraph (k) in form and function; or**

____	x	a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are Accredited Investors; or

_________________________________________
1            NI 45-106 defines the term (i) "financial assets" as cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of NI 45-106 (ii) "related liabilities" as liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets, (iii) "managed account" as an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client's express consent to a transaction, and (iv) "spouse" as, in relation to an individual, another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage. Terms used herein which are defined in National Instrument 14-101 ("NI 14-101") as adopted by the Ontario Securities Commission have the meaning given to them in NI 14-101 and terms used herein which are defined in the Act have the meaning given to them in the Act.

          Reference should be made to NI 45-106 itself for its complete text, including other definitions, and to the Companion Policy to the NI 45-106 for matters of interpretation and application.

2           If individual Accredited Investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under section (aa), above, which must be checked.

                                                                                                                                                                                                                                                                                                                                                                                                                         34

Notes:

The statements made in this Schedule are true.

DATED ______________, 2006.

                                                                                                                                       X _______________________________________
                                                                                                                                       Signature of individual or Authorized Signatory

                                                                                                                                                                                    _______________________________________________
                                                                                                                                                                                    Name of Purchaser (please print)

                                                                                                                                                                                    _______________________________________________
                                                                                                                                                                                    Name of authorized signatory (please print)

                                                                                                                                       _________________________________________
                                                                                                                                      Address of Purchaser (residence if an individual)

                                                                                                                                                                                   _________________________________________
                                                                                                                                      Telephone Number

                                                                                                                                      _________________________________________
                                                                                                                                      E-Mail Address

                                                                                                                                                                                                                                                                                                                                                                                                                         35

SCHEDULE "C"
RISK ACKNOWLEDGEMENT

Form 45-106F4

Risk Acknowledgement
  I acknowledge that this is a risky investment.
  I am investing entirely at my own risk.
  No securities regulatory authority has evaluated or endorsed the merits of these securities or the disclosure in the offering memorandum.
  The person selling me these securities is not registered with a securities regulatory authority and has no duty to tell me whether this investment is suitable for me.
  I will not be able to sell these securities except in very limited circumstances. I may never be able to sell these securities.
  I could lose all the money I invest.

I am investing $____________ [total consideration] in total; this includes any amount I am obliged to pay in future. NorthTech Corporation will pay no fee or commission in connection with this investment.

I acknowledge that this is a risky investment and that I could lose all the money I invest.

______________________                                                                ___________________________________
Date                                                                               Signature of Purchaser

                                                                                       _______________________________
                                                                                       Print name of Purchaser

Sign 2 copies of this document. Keep one copy for your records.

WARNING

You have 2 business days to cancel your purchase

To do so, send a notice to Newport Gold, Inc. stating that you want to cancel your purchase. You must send the notice before midnight on the 2nd business day after you sign the agreement to purchase the securities. You can send the notice by fax or email or deliver it in person to Newport Gold, Inc. at its business address. Keep a copy of the notice for your records.

NorthTech Corporation
1917 West 4th Avenue, Suite 421
Vancouver, BC V6J 1M7
Phone: 604-689-4088
Fax #: 604-689-4087
E-mail address: cecelia@investa.net

                                                                                                                                                                                                                                                                                                                                                                                                                         36

You are buying Exempt Market Securities

They are called exempt market securities because two parts of securities law do not apply to them. If an issuer wants to sell exempt market securities to you:

  the issuer does not have to give you a prospectus (a document that describes the investment in detail and gives you some legal protections), and the securities do not have to be sold by an investment dealer registered with a securities regulatory authority.

  There are restrictions on your ability to resell exempt market securities. Exempt market securities are more risky than other securities.

  You will not receive an offering memorandum .

  You will not receive advice

  You will not get professional advice about whether the investment is suitable for you. But you can still seek that advice from a registered adviser or investment dealer. In Alberta, Manitoba, Northwest Territories, Prince Edward Island, Quebec and Saskatchewan to qualify as an eligible investor, you may be required to obtain that advice. Contact the Investment Dealers Association of Canada (website at www.ida.ca) for a list of registered investment dealers in your area.

  The securities you are buying are not listed

  The securities you are buying are not listed on any stock exchange, and they may never be listed. You may never be able to sell these securities.

  The issuer of your securities is a non-reporting issuer

  A non-reporting issuer does not have to publish financial information or notify the public of changes in its business. You may not receive ongoing information about this issuer.

  For more information on the exempt market, call your local securities regulatory authority.

British Columbia Securities Commission 701 West Georgia Street P.O. Box 10142, Pacific Centre Vancouver, B.C. V7Y 1L2 Telephone: 604-899-6500 Fax: 604-899-6506 Website: http://www.bcsc.bc.ca

  [Instruction: The purchaser must sign 2 copies of this form. The purchaser and the issuer must each receive a signed copy.]

                                                                                                                                                                                                                                                                                                                                                                                                                           37

  SCHEDULE "D"
  CERTIFICATION OF NON-US PURCHASERS

  To: NorthTech Corporation

  Re: Subscription for Securities of Corporation

  The undersigned Purchaser/ officer of the Purchaser (or in the case of a trust, the trustee or an officer of the trustee of the trust) hereby certifies that:

    I have read the Subscription Agreement and understand that the offering of Shares is being made on a prospectus exempt basis;
    the Purchaser is not a "U.S. Person" as defined in Regulation S (as the same may be amended from time to time) promulgated under the Act.
    the Shares are bring purchased for the Purchaser's own account for investment and not with a view to the resale or distribution of the shares within, or to citizens or residents of, the United States of America;
    The Purchaser is not purchasing the shares for the account or benefit or a citizen or resident of the United States of America or any partnership or corporation organized or incorporated under the laws of any jurisdiction in the United States of America;
    At the time of execution of this Subscription Agreement, the Purchaser is outside the United States of America;
    The Purchaser has received or has had access to all information the Purchaser consider necessary or advisable in order to enable the Purchaser to make an informed decision concerning your purchase of the shares; and
    The Purchaser has such knowledge and experience in business and financial matters that you are capable of evaluating the merits and risks or investing in the shares, and you are able to bear the economic risk of investing in the shares;

  The Purchaser further understands and agrees that the Shares may not be offered for sale, sold, or otherwise disposed of within or to United States citizens or residents unless the shares are subsequently registered under the Act of 1933 or an exemption from registration is available. The certificate representing the shares will contain a restrictive legend with respect to the foregoing. In the event that by reason of your acquisition of the shares you are required to make any filings pursuant to the United States Securities Exchange Act of 1934, as amended, the certificate representing the shares will not be issued to you until all applicable filing requirements have been satisfied.

  The statements made in this Schedule are true.

  DATED ______________, 2006.

                                                                                                                               X _______________________________________
                                                                                                                               Signature of individual or Authorized Signatory

                                                                                                                               _________________________________________
                                                                                                                               Name of Purchaser (please print)

                                                                                                                               _________________________________________
                                                                                                                               Name of authorized signatory (please print)

                                                                                                                                                                        _______________________________________________
                                                                                                                                                                         Address of Purchaser (residence if an individual)

                                                                                                                              _________________________________________
                                                                                                                              Telephone Number

                                                                                                                              _________________________________________
                                                                                                                              E-Mail Address

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